EXHIBIT 99.1

Corvus Gold Expands Gold Mineralization to the Northwest at the Mother Lode Project, Nevada

Assay Highlights include:
ML18-082:	22.9 Metres @ 2.53 g/t Gold
ML18-083:	65.5 Metres @ 1.53 g/t Gold
ML18-084:	54.9 Metres @ 1.6 g/t Gold

VANCOUVER, British Columbia, Oct. 17, 2018 (GLOBE NEWSWIRE) --  Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces it has received further positive results from the Phase III resource expansion drilling program at the Mother Lode Project, Nevada (Table 1 & Figure 1).  Results include a step out hole to the northwest of the currently defined deposit along the Western Feeder Zone (ML18-083, 65.5m @ 1.53 g/t Au) and a deep expansion of the main deposit in holes ML18-082 & 084 with 22.9m @ 2.53 g/t Au and 54.9m @ 1.6 g/t Au respectively in the deep oxide zone. Drilling continues at the project with mineralization open in all directions including at depth.

Jeffrey Pontius, President and CEO of Corvus states, “Mineralization in hole ML18-083 is encouraging as it demonstrates that the system appears to be getting thicker and better mineralized to the north of the currently defined deposit.  We have scheduled a series of eight additional holes to the north and northeast of hole ML18-083 to be drilled during Phase III that potentially opens a new exploration front on the deposit.  The Mother Lode deposit continues to grow while adding continuity with additional drilling.  In addition, Corvus expects to announce a Preliminary Economic Assessment for the combined North Bullfrog and Mother Lode projects within the next few weeks to provide an initial economic snapshot of this new and growing Nevada Gold District.”

Table 1
Phase III - Mother Lode Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)

Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-082	211.84	220.98	9.14	0.33	n/a	East of ML18-068 Western Zone
AZ 090 dip-77	225.55	245.36	19.81	0.60	n/a
	252.98	268.22	15.24	0.75	n/a
	275.84	298.70	22.86	2.53	n/a
inc	275.84	298.70	22.86	2.53	n/a	1 g/t cut

ML18-083	295.66	301.75	6.09	0.32	n/a	West of ML17-031 north Feeder Zone
AZ 085 dip-70	323.09	388.62	65.53	1.53	n/a
inc	323.09	326.14	3.05	1.84	n/a	1 g/t cut
inc	330.71	333.76	3.05	2.31	n/a	1 g/t cut
inc	338.33	377.95	39.62	1.93	n/a	1 g/t cut

ML18-084	233.17	239.27	6.10	0.79	n/a	North of ML17-013 Western Zone
inc	234.70	237.74	3.05	1.02	n/a	1 g/t cut
	248.41	251.46	3.05	0.32	n/a
	271.27	326.14	54.87	1.60	n/a
inc	275.84	278.89	3.05	1.46	n/a	1 g/t cut
inc	284.99	324.61	39.62	1.89	n/a	1 g/t cut
AZ 090 dip-70	330.71	336.80	6.09	0.87	n/a

A photo accompanying this announcement is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/9e34deb5-97d8-4990-97f2-c374f5232182

2018 AGM Results

In addition, the 2018 AGM was held on October 11th in Vancouver, British Columbia. All resolutions put forward at the meeting were approved by shareholders.  A total of 76,095,270 common shares, representing 71.80% of the votes attached to all outstanding shares as at the record date of the meeting, were represented at the AGM. The following individuals were re-elected, by ballot, as directors of the Company:  Steven Aaker, Anton Drescher, Catherine Gignac, Edward Yarrow, Rowland Perkins and the Company’s CEO & President, Jeffrey Pontius.

The detailed voting by ballot in respect of the election of directors was as follows:

Nominee	Votes FOR	Votes WITHHELD
Steven Aaker	67,256,096 (99.89%)	72,845 (0.11%)
Anton Drescher	46,393,339 (68.91%)	20,935,602 (31.09%)
Catherine Gignac	66,423,646 (98.66%)	905,295 (1.35%)
Rowland Perkins	67,260,885 (99.90%)	68,056 (0.10%)
Jeffrey Pontius	67,258,721 (99.90%)	70,220 (0.10%)
Edward Yarrow	67,260,085 (99.90%)	68,856 (0.10%)

Note: Routine US broker-vote shares voted without beneficial owner instructions are only eligible to vote for the appointment of auditors. Accordingly, 8,766,329 common shares were represented by proxy, but not voted.

By a resolution unanimously passed, Crowe MacKay LLP, Chartered Accountants, were appointed as the auditors for the Company for the fiscal year ending May 31, 2019 and, in accordance with the Articles of the Company, the directors were authorized to fix the auditors’ remuneration.

The result of the proxy voting on this matter was as follows:
Votes For:   75,987,021 (99.86%)
Withheld: 108,249 (0.14%)

The detailed “Report of Voting Results” on all resolutions for the Company’s 2018 AGM is available under the Company’s profile on SEDAR, on the Company’s website, in the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission available under the Company’s profile on EDGAR or upon request by contacting the Company’s Corporate Secretary at (604) 638-3246.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 433 federal unpatented mining claims on the Mother Lode project which totals approximately 35 km2 which it owns 100%.  The total Corvus Gold 100% land ownership now covers over 100 km2, hosting two major new Nevada gold discoveries.

The Mother Lode Project contains a Measured Mineral Resource for the mill of 3.29 Mt at an average grade of 1.41 g/t gold, containing 149 k ounces of gold and Indicated Mineral Resources for the mill of 9.93 Mt at an average grade of 1.83 g/t gold containing 583 k ounces of gold and an Inferred Mineral Resource for the mill of 2.17 Mt at an average grade of 1.60 g/t gold containing 112 k ounces of gold.  In addition, the project contains a Measured Mineral Resource for oxide, run of mine, heap leach of 20.04 Mt at an average grade of 0.29 g/t gold containing 185 k ounces of gold and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 20.1 Mt at an average grade of 0.37 g/t gold containing 242 k ounces of gold and an Inferred, oxide, run of mine, heap leach Mineral Resource of 14.1 Mt at an average grade of 0.29 g/t gold containing 129 k ounces of gold. Refer to the news release of Corvus dated September 18, 2018 for additional information.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:  Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the timing with respect to the preliminary economic assessment; potential expansion of the deposit; the rapid and effective capture of the potential of our Mother Lode project; the potential for new deposits and expected increases in the system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results and expansion of existing programs; the discovery and delineation of mineral deposits/resources/reserves; the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable; the potential to discover additional high grade veins or additional deposits; the growth potential of the Mother Lode project; and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.